UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 19, 2005

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   –   Results of Operations and Financial Condition.

On October 19, 2005, Abbott Laboratories announced its results of operations for the third quarter 2005.

Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Abbott announcing those results.  In that news release, Abbott uses various non-GAAP financial measures including, among others: earnings from continuing operations excluding certain specified items and diluted earnings per common share from continuing operations excluding certain specified items.  These non-GAAP financial measures adjust for factors that are unusual or unpredictable, such as merger-related costs, purchase accounting adjustments, restructuring and impairment charges, certain litigation charges, and the impact of changes in laws and regulations.  Abbott’s management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Abbott’s results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance.  Abbott’s management also uses these non-GAAP financial measures internally to monitor performance of the businesses.  Abbott, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Item 2.05   –   Costs Associated with Exit or Disposal Activities.

In Abbott’s earnings release and Form 10-Q for the second quarter of 2005, Abbott reported that it anticipated approval of plans to realign its global manufacturing operations to reduce costs that would involve reductions in staffing in several business segments, including selected international commercial operations.

Under Item 2.05 of Form 8-K, a registrant must disclose an exit plan under which a material charge will be incurred.  On September 28, 2005, Abbott’s senior management approved a plan whose anticipated approval had been previously announced in Abbott’s earnings release and Form 10-Q for the second quarter of 2005. On October 19, 2005, affected employees were notified.  This plan will affect selected global pharmaceutical manufacturing operations and is expected to be substantially completed by the end of 2007.

In connection with this plan, Abbott will incur total after-tax restructuring-related charges of approximately $200 million, a portion of which was recorded in the third quarter of 2005. These charges were included in the estimate of total charges for the plans described in Abbott’s Form 10-Q for the second quarter of 2005.  Included in these charges are employee one-time termination costs of approximately $45 million, impairment and accelerated depreciation of plant and equipment of approximately $90 million, and other exit costs of approximately $65 million.  The employee one-time termination costs and other exit costs will require the outlay of cash, while the impairment and accelerated depreciation of plant and equipment represent non-cash charges.

Item 9.01   –   Financial Statements and Exhibits.

This exhibit is furnished pursuant to Item 2.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit

99.1	Press Release, dated October 19, 2005 (furnished pursuant to Item 2.02).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abbott Laboratories

Date: October 19, 2005

	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer